Exhibit 99.B(h)(3)

AMENDMENT TO

ADMINISTRATION AGREEMENT

AMENDMENT  made as of June 9, 2015, between The Boston Trust & Walden Funds (formerly known as The Coventry Group) a Massachusetts business trust (the “Trust”) and Citi Fund Services Ohio, Inc., an Ohio corporation, formerly known as BISYS Fund Services Ohio, Inc. (“Citi” or the “Administrator”), to that certain Administration Agreement, dated March 23, 1999, between the Trust and Citi (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Citi performs certain administration services for each of the investment portfolios (each a “Portfolio” and collectively the “Portfolios”) of the Trust known as The Boston Trust & Walden Funds as now in existence and advised by Boston Trust Investment Management Company (formerly known as United States Trust Company of Boston);

WHEREAS, the parties wish to update the list of Portfolios in Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Citi hereby agree as follows:

1.                                      Schedule A.

The first Section of Schedule A (prior to the Section labeled “Fees”) is replaced with the following:

“Portfolios: This Agreement shall apply to all Boston Trust/Walden Fund Portfolios of The Boston Trust & Walden Funds advised by Boston Trust Investment Management Company, either now or hereafter created (individually, the “Portfolio”, and collectively, the “Portfolios”). The current Portfolios of the Trust advised by Boston Trust Investment Management Company are set forth below:

Boston Trust Asset Management Fund

Boston Trust Equity Fund Boston

Trust Small Cap Fund Boston

Trust Midcap Fund Boston Trust

SMID Cap Fund Walden Asset

Management Fund Walden

Equity Fund

Walden Midcap Fund

Walden SMID Cap Innovations Fund

Walden Small Cap Innovations Fund

Walden International Equity Fund

3.                                      Representations and Warranties.

(a)                                 The Trust represents (i) that it has full power and authority to enter into and perform this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.

(b)                                 Citi represents that it has full power and authority to enter into and perform this Amendment.

4.                                      Miscellaneous.

(a)                                 This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)                                 Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)                                  Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)                                 This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

THE BOSTON TRUST & WALDEN

By:	/s/ Lucia Santini

Name:	Lucia Santini

Title:	President

CITI FUND SERVICES OHIO, INC.

By:	/s/ Jay Martin

Name:	Jay Martin

Title:	President